                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        -------------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (date of earliest event reported): December 14, 1998
                             (September 30, 1998)




                         HORIZON MEDICAL PRODUCTS, INC.
                         ------------------------------
             (Exact name of Registrant as specified in its charter)


         Georgia                      000-24025                 58-1882343
--------------------------------------------------------------------------------
(State or other jurisdiction         (Commission               (IRS Employer
    of incorporation)                File Number)            Identification No.)


    One Horizon Way, Post Office Box 627, Manchester, Georgia     31816
--------------------------------------------------------------------------------
              (Address of principal executive offices)          (Zip Code)



                                 706-846-3126
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)



                                 Not applicable
--------------------------------------------------------------------------------
             (Former name or address, if changed since last report)

This amendment to the report on Form 8-K of Horizon Medical Products, Inc., dated October 14, 1998, is being filed to provide the information required by
Item 7 of Form 8-K (Financial Statements and Pro Forma Financial Information) which was omitted from the Form 8-K as filed with the Securities and Exchange Commission on October 14, 1998 in accordance with Item 7 (a)(4).

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On September 30, 1998 Horizon Medical Products, Inc. ("Horizon") consummated the acquisition (the "Acquisition") of certain assets used in the manufacture and sale of medical devices by Ideas for Medicine, Inc. ("IFM") a wholly-owned subsidiary of CryoLife, Inc. Horizon did not assume any liabilities of IFM. The following summary of the transaction is qualified in its entirety by the more detailed information contained in the copy of the Asset Purchase Agreement included as Exhibit 2 to this Current Report.

     The assets acquired consist of substantially all of the assets used by IFM to manufacture its product line. Included among the assets are inventory, manufacturing equipment, certain intellectual property and goodwill. Horizon intends to use the acquired assets in the manner previously used by IFM.

     As consideration for the Acquisition, Horizon paid IFM $15.0 million in cash. Horizon funded the Acquisition from its acquisition line of credit with NationsCredit Commercial Corporation. The purchase price was determined through arm's-length negotiations between the management of IFM and management of Horizon and was approved by the Board of Directors of each company. IFM did not have any material relationship with Horizon prior to the acquisition. In partial response to this item, Horizon's press release dated September 30, 1998 is incorporated herein by reference.



     ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statements of business acquired.

         See index on page 3. The audited statement of assets related to the product line acquired by Horizon Medical Products, Inc. as of December 31, 1997 and the statement of revenues and direct expenses related to the product line acquired by Horizon Medical Products, Inc. for the year then ended of Ideas for Medicine, Inc. have been included to comply with Rule 3-05 of Regulation S-X. Statements of divisional equity and cash flows are not available to the Registrant without unreasonable effort and expense and, pursuant to SEC rule 12b-21, are not included herein. Further, due to the insufficient continuity of the acquired product line's operations prior to and after the acquisition by the Registrant, the statements of divisional equity and cash flows are not considered relevant and are not applicable.

     (b) Pro forma financial information.

         See index on page 3.

     (c) Exhibits.

         *2. Asset Purchase Agreement, by and between Ideas for Medicine, Inc. and Horizon Medical Products, Inc., dated September 30, 1998. Pursuant to Item 601(b) of Regulation S-K, the Company has omitted certain Schedules and Exhibits to the Asset Purchase Agreement (all of which are listed therein) from this Exhibit 2. The Company hereby agrees to furnish supplementally a copy of such omitted item to the Securities and Exchange Commission upon its request.
        *99.  Press release dated September 30, 1998.

        *Previously filed in the Form 8-K dated October 14, 1998.

                         INDEX TO FINANCIAL STATEMENTS

IDEAS FOR MEDICINE, INC.


     Report of Independent Auditors                                                              4

     Statements of Assets Related to the Product Line Acquired  by Horizon Medical
         Products, Inc. as of December 31, 1997                                                  5

     Statements of Revenues and Direct Expenses Related to the Product Line
         Acquired by Horizon Medical Products, Inc. for the period from inception
         (March 5, 1997) to December 31, 1997, the nine months ended September 30,
         1998 (unaudited) and the period from inception (March 5, 1997) to
         September 30, 1997 (unaudited)                                                          6

         Notes to Financial Statements                                                        7-11

HORIZON MEDICAL PRODUCTS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
     STATEMENTS
     Introduction to Unaudited Pro Forma Condensed Consolidated Financial
         Statements                                                                             12
     Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year
         ended December 31, 1997 and for the nine months ended September 30, 1998            13-14

     Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements               15

                         Report of Independent Auditors

To the Board of Directors
CryoLife, Inc.

We have audited the accompanying statement of assets related to the Ideas for Medicine, Inc. product line acquired by Horizon Medical Products, Inc. as of December 31, 1997, and the related statement of revenues and direct expenses related to the Ideas for Medicine, Inc. product line acquired by Horizon Medical Products, Inc. for the period from inception (March 5, 1997) to December 31, 1997. These statements are the responsibility of the management of CryoLife, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets related to the Ideas for Medicine, Inc. product line acquired by Horizon Medical Products, Inc. as of December 31, 1997, and the related statement of revenues and direct expenses related to the Ideas for Medicine, Inc. product line acquired by Horizon Medical Products, Inc. for the period from inception (March 5, 1997) to December 31, 1997 are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

The product line acquired by Horizon Medical Products, Inc. has been operated as an integral part of Ideas for Medicine, Inc. and has no separate legal existence. The basis of presentation of these financial statements is described in Note 1 to the financial statements.

In our opinion, the statements referred to above present fairly, in all material respects, the assets related to the Ideas for Medicine, Inc. product line acquired by Horizon Medical Products, Inc. as of December 31, 1997 and the revenues and direct expenses for the period from inception (March 5, 1997) to December 31, 1997, in conformity with generally accepted accounting principles.

                                                     Ernst & Young LLP

November 16, 1998

                            Ideas for Medicine, Inc.

       Statement of Assets Related to the Product Line Acquired by Horizon
                             Medical Products, Inc.

                                December 31, 1997



ASSETS
Current assets:
Inventories                                             $727,292
                                                        --------
Total current assets                                     727,292
Equipment, less accumulated depreciation of $6,234        18,935
Patents, less accumulated amortization of $213            27,067
                                                        --------

Total assets related to the product line acquired       $773,294
                                                        ========

See accompanying notes.

                            Ideas for Medicine, Inc.

     Statements of Revenues and Direct Expenses Related to the Product Line
                   Acquired by Horizon Medical Products, Inc.




                                           PERIOD FROM
                                            INCEPTION                      PERIOD FROM
                                             (MARCH 5,      NINE MONTHS     INCEPTION
                                             1997) TO          ENDED        (MARCH 5,
                                           SEPTEMBER 30,   SEPTEMBER 30,     1997) TO
                                               1997            1998          DECEMBER
                                            (UNAUDITED)     (UNAUDITED)      31, 1997
                                           -------------------------------------------

Net sales                                   $3,863,416      $4,737,589      $5,555,561

Direct expenses:
   Cost of sales                             1,873,706       2,564,012       2,571,835
   Selling, general and administrative       1,587,570       1,520,456       2,111,306
                                            ------------------------------------------
Total direct expenses                        3,461,276       4,084,468       4,683,141
                                            ------------------------------------------

Net sales in excess of direct expenses      $  402,140      $  653,121      $  872,420
                                            ==========================================



See accompanying notes.

                            Ideas for Medicine, Inc.

                          Notes to Financial Statements

     (Information pertaining to the Period from inception (March 5, 1997) to September 30, 1997 and the Nine months ended September 30, 1998 is unaudited)


1. SIGNIFICANT ACCOUNTING PRINCIPLES

ORGANIZATION AND BASIS OF PRESENTATION

Ideas for Medicine, Inc. ("IFM"), of St. Petersburg, Florida, is a wholly-owned subsidiary of CryoLife, Inc. ("CryoLife"). CryoLife acquired IFM on March 5, 1997 in a transaction accounted for as a purchase. IFM manufactures and distributes single-use medical devices for use in vascular surgical procedures. The devices are marketed primarily to hospitals in the United States and Europe. IFM is economically dependent on CryoLife.

Pursuant to an Asset Purchase Agreement (the "Agreement") dated September 30, 1998 (the "closing date") by and between IFM and Horizon Medical Products, Inc. ("Horizon"), Horizon purchased certain tangible and intangible assets relating to the IFM product line (the "IFM Product Line"), and Horizon and IFM simultaneously entered into a four year agreement under which IFM will manufacture the IFM Product Line for sale exclusively to Horizon. The total price of this transaction was $15 million which was paid in cash on the closing date. The IFM Product Line has been operated as an integral part of IFM and has no separate legal existence. The assets related to the IFM Product Line as presented in the accompanying statement of assets related to the product line acquired by Horizon represent the historical balances of those assets as of December 31, 1997.

The statement of revenues and direct expenses related to the product line acquired by Horizon for the period from inception (March 5, 1997) to December 31, 1997 represents the revenues, cost of sales and selling, general and administrative expenses that relate directly to the IFM Product Line. Selling, general and administrative expense items include certain allocations based on estimates and assumptions as if the IFM Product Line had been operated on a stand-alone basis and reflect estimates of allocable activity attributable to selling and administering the IFM Product Line using an allocation methodology relative to the total selling and administrative activities of CryoLife.

The above allocations are believed by CryoLife management to be reasonable allocations under the circumstances. However, there is no assurance that such allocations will be indicative of future results of operations.

                            Ideas for Medicine, Inc.

1. SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)

ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

CryoLife has not historically allocated other indirect expenses, such as corporate overhead (including such functions as accounting, human resources, financing and treasury), certain selling, general and administrative expenses and income taxes. Accordingly, these indirect expenses have not been reflected in the accompanying statements of revenues and direct expenses. Since CryoLife's treasury function is centralized and IFM's cash, receivables, payables, accrued liabilities and other balance sheet accounts are commingled with those of CryoLife via the use of intercompany accounts, it is not practicable to present a statement of cash flows attributable to IFM's operating, investing and financing transactions. Expenditures related to equipment and patents included in the accompanying statement of assets related to the product line acquired by Horizon are as follows:

                                      PERIOD FROM
                                       INCEPTION                               PERIOD FROM
                                       (MARCH 5,           NINE MONTHS          INCEPTION
                                        1997) TO              ENDED             (MARCH 5,
                                      SEPTEMBER 30,       SEPTEMBER 30,          1997) TO
                                          1997                1998               DECEMBER
                                       (UNAUDITED)         (UNAUDITED)           31, 1997
                                      ----------------------------------------------------

Equipment                               $   2,000          $    1,900          $    2,000
Patents                                    19,200              41,400              26,500

The accompanying financial statements are intended to present the assets of the IFM Product Line acquired by Horizon and the historical revenues and direct cost of sales and selling, general and administrative expenses of this product line and are not intended to be a complete presentation of the IFM Product Line's financial position and results of operations as if it had been operated as a stand-alone entity.

                            Ideas for Medicine, Inc.

1. SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results may differ from those estimates.

REVENUE RECOGNITION

Revenue is recognized upon shipment of the related product.

INVENTORIES

Inventories are comprised of single-use medical devices consisting of work-in-process inventories awaiting sterilization and finished goods and are valued at the lower of cost (first-in, first-out) or market.

EQUIPMENT

Equipment is stated at cost. Maintenance, repairs, and minor renovations are charged to expense as incurred. Depreciation is provided over the estimated useful lives of the equipment, generally 8 to 10 years, on a straight-line basis.

PATENTS

Patents are amortized over the expected useful lives of the patents (primarily 17 years) using the straight-line method. The Company periodically evaluates the recoverability of patents and measures the amount of impairment, if any, by assessing current and future levels of income and cash flows, as well as other factors, such as whether patents have been abandoned or the related technology deemed obsolete, business trends, prospects and market and economic conditions.

                            Ideas for Medicine, Inc.

1. SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)

UNAUDITED INTERIM FINANCIAL INFORMATION

The accompanying financial statements for the period from inception (March 5, 1997) through December 31, 1997 and the nine months ended September 30, 1998, are unaudited. No statement of assets acquired as of September 30, 1998 is presented as the Agreement was effective September 30, 1998, and all assets acquired were transferred to Horizon at that date. In the opinion of the management of CryoLife, these financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the results of operations of IFM using the basis of presentation described above. The operating results for the interim periods are not necessarily indicative of the operating results to be expected for the full year.

2. INVENTORIES

Inventories at December 31, 1997 are comprised of work-in-process inventories awaiting sterilization of approximately $200,000 and finished goods of approximately $527,000.

3. COMMITMENTS

During 1997 CryoLife leased IFM's manufacturing facilities on a month-to-month basis and IFM's office facility under a non-cancelable operating lease which expired on December 31, 1997. The lessors are former (prior to March 5, 1997) owners of IFM. Rent expense for the periods from inception to September 30, 1997 and December 31, 1997 was $114,000 and $152,000, respectively.

On January 5, 1998 CryoLife entered into a capital lease for $28,500 per month through January 2008 for new IFM office and manufacturing facilities from a shareholder of CryoLife who was the former (prior to March 5, 1997) principal owner of IFM. Amortization expense under this capital lease amounted to $149,000 during the nine months ended September 30, 1998.

                            Ideas for Medicine, Inc.

4. CERTAIN DIRECT EXPENSES

Depreciation, amortization and research and development expenses directly associated with IFM are as follows:

                                        PERIOD FROM
                                         INCEPTION                            PERIOD FROM
                                          (MARCH 5,        NINE MONTHS         INCEPTION
                                          1997) TO            ENDED            (MARCH 5,
                                        SEPTEMBER 30,      SEPTEMBER 30,        1997) TO
                                            1997               1998             DECEMBER
                                         (UNAUDITED)        (UNAUDITED)         31, 1997
                                        -------------      -------------      -----------
Depreciation                               $ 44,000          $215,000          $ 37,000
Amortization (excluding
   capital lease described in               291,000           369,000           350,000
   Note 3)
Research and development                    175,000           266,000           229,000

5. EMPLOYEE BENEFIT PLAN

CryoLife has a 401(k) savings plan (the "Plan") providing retirement benefits to all employees who have completed at least six months of service. CryoLife makes matching contributions of 50% of each participant's contribution up to 5% of each participant's salary. Total IFM contributions approximated $42,000, $22,000 and $24,000 for the period from inception to December 31, 1997, the period from inception to September 30, 1997 and the nine months ended September 30, 1998, respectively. Additionally, CryoLife may make discretionary contributions to the Plan that are allocated to each participant's account. No such discretionary contributions were made in 1998 or 1997.

HORIZON MEDICAL PRODUCTS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


INTRODUCTION


     The accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements reflect the consolidated results of operations of Horizon Medical Products, Inc. and subsidiaries (the "Company") for the nine months ended September 30, 1998 after giving pro forma effect for (i) the purchase of certain assets used in the manufacture and sale of medical devices by Ideas for Medicine, Inc. (the "IFM Acquisition"), (ii) the purchase of certain assets used in the distribution and sale of medical devices by Columbia Vital Systems, Inc. (the "CVS Acquisition"), (iii) the purchase of the human product line of Norfolk Medical Products, Inc. (the "Norfolk Acquisition") and (iv) the initial public offering of Common Stock by the Company (the "Offering") and the application of the net proceeds thereof as though they occurred January 1, 1998 and reflect the consolidated results of operations of the Company for the year ended December 31, 1997 after giving effect for (i) the IFM Acquisition, (ii) the CVS Acquisition, (iii) the Norfolk Acquisition, (iv) the purchase of the port business of Strato/Infusaid, Inc. (the "Strato Acquisition"), and (v) the Offering as though they occurred January 1, 1997. An unaudited condensed consolidated balance sheet has not been included because the IFM Acquisition, CVS Acquisition, Norfolk Acquisition, and the Offering are already reflected in the Company's consolidated balance sheet as of September 30, 1998 included in the Company's quarterly report on Form 10-Q as of September 30, 1998. The Unaudited Pro Forma Condensed Consolidated Financial Statements are qualified in their entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the respective historical financial statements of the Company and Strato/Infusaid, Inc. and related notes thereto included in the Company's Registration Statement on Form S-1 (Registration No. 333-46349), the historical financial statements of the Company included in its quarterly report on Form 10-Q for the nine months ended September 30, 1998, and the historical results of the acquired product line of Ideas for Medicine, Inc. included elsewhere in this Form 8-K/A. The unaudited pro forma information does not purport to be indicative of actual results that would have been achieved or the financial position of the Company had the IFM Acquisition, CVS Acquisition, Norfolk Acquisition, Strato Acquisition, and the Offering actually been completed as of the dates indicated in the accompanying notes thereto nor which may be achieved in the future.

HORIZON MEDICAL PRODUCTS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS for the year ended December 31, 1997
(In Thousands, Except Share and Per Share Data)


                                                                            Strato        Norfolk        CVS           IFM
                                                                       January 1, 1997    Acquired      Acquired      Acquired
                                                                           Through        Product       Product       Product
                                                          Horizon      July 15,1997 (a)   Line (l)      Line (n)      Line (o)
                                                         --------      ----------------   --------      --------      --------
Net sales                                               $  15,798           $    7,020    $  2,532      $ 15,238      $  5,555
Cost of goods sold                                          6,273                2,687       1,415        10,713         2,572
                                                        ---------           ----------    --------      --------      --------
Gross profit                                                9,525                4,333       1,117         4,525         2,983
Selling, general and administrative expenses                6,476                2,927         380         4,200         2,111
                                                        ---------           ----------    --------      --------      --------
     Operating income                                       3,049                1,406         737           325           872
Interest income (expense)                                  (3,971)                  --          --            16            --
Non-recurring accretion of value of put warrant
 repurchase obligation                                     (8,000)                  --          --            --            --
Other income                                                   70                   --          --            32            --
                                                       ----------           ----------      -------       -------      --------
Income (loss) before income taxes                          (8,852)               1,406         737           373           872
Income tax benefit (expense)                                 (320)                (622)         --           (35)           --
                                                       ----------           ----------     -------       -------      --------
Net income (loss)                                      $   (9,172)          $      784     $   737       $   338      $    872
                                                       ==========           ==========     =======       =======      ========

Earnings (loss) per share - basic and diluted          $    (0.97)
Weighted average number of common shares               ==========
   outstanding - basic and diluted                      9,419,458
                                                       ==========
                                                                                                                     Pro Forma
                                                         Pro Forma                                 Offering              As
                                                        Adjustments              Pro Forma        Adjustments         Adjusted
                                                        -----------             ----------        -----------       -----------
Net sales                                                                       $   46,143                           $   46,143
Cost of goods sold                                         (286)(b)                 23,374                               23,374
                                                         ------                 ----------                           ----------
Gross profit                                                286                     22,769                               22,769
Selling, general and administrative expenses                533 (c),(d),(m)         16,627            90  (e)            16,717
                                                         ------                 ----------        ------             ----------
     Operating income                                      (247)                     6,142           (90)                 6,052
Interest income (expense)                                (4,767)(f)                 (8,722)        6,931  (g)            (1,791)
Non-recurring accretion of value of put warrant
 repurchase obligation                                    8,000 (h)                     --                                   --
Other income                                                 --                        102            --                    102
                                                         ------                 ----------       -------             ----------
Income (loss) before income taxes                         2,986                     (2,478)        6,841                  4,363
Income tax benefit (expense)                                851 (i)                    126        (1,775) (i)            (1,901)
                                                         ------                 ---------        -------             ----------
Net income (loss)                                       $ 3,837                 $   (2,604)      $ 5,066             $    2,462
                                                        =======                 ==========       =======             ==========
Earnings (loss) per share - basic and diluted                                   $    (0.28)(j)                       $     0.19 (j)
                                                                                ==========                           ==========
Weighted average number of common share
 outstanding - basic and diluted                                                 9,419,458 (k)                       12,800,000 (k)
                                                                                ==========                           ==========

HORIZON MEDICAL PRODUCTS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS for the nine months ended September 30, 1998
(In Thousands, Except Share and Per Share Data)


                                                                                   Norfolk           CVS           IFM
                                                                                   Acquired        Acquired      Acquired
                                                                                   Product         Product       Product
                                                                   Horizon         Line (a)        Line (k)      Line (m)
                                                                ------------        -------        --------      --------
Net sales                                                       $     21,631        $ 1,265        $  8,433      $  3,863
Cost of goods sold                                                     8,518            547           5,465         1,873
                                                                ------------        -------        --------      --------
Gross profit                                                          13,113            718           2,968         1,990
Selling, general and administrative expenses                           8,645            389           2,175         1,588
                                                                ------------        -------        --------      --------
     Operating income                                                  4,468            329             793           402
Interest income (expense)                                             (2,271)            (3)            (21)           --
Other income                                                              33             --              17            --
                                                                ------------        -------        --------      --------
Income (loss) before extraordinary item and income
  taxes                                                                2,230            326             789           402
Income tax benefit (expense)                                          (1,467)          (131)             --            --
                                                                ------------        -------        --------      --------
Income (loss) before extraordinary item                                  763            195             789           402
Extraordinary item                                                     1,017             --              --            --
                                                                ------------        -------        --------      --------
Net income (loss)                                               $      1,780        $   195        $    789      $    402
                                                                ============        =======        ========      ========

Earnings per share - basic and diluted                          $       0.15
                                                                ============
Weighted average number of common shares
 outstanding - basic                                              11,789,682
                                                                ============
Weighted average number of common shares
 outstanding - diluted                                            12,089,893
                                                                ============


                                                                                                                Pro Forma
                                                        Pro Forma                             Offering             As
                                                       Adjustments          Pro Forma        Adjustments        Adjusted
                                                       -----------        -----------        -----------       -----------
Net sales                                                                 $    35,192                          $    35,192
Cost of goods sold                                            6 (b)            16,409                               16,409
                                                        -------           -----------        -----------       -----------
Gross profit                                                 (6)               18,783                               18,783
Selling, general and administrative expenses                968 (c),(j)        13,765                15 (d)         13,780
                                                        -------           -----------        -----------       -----------
     Operating income                                      (974)                5,018               (15)             5,003
Interest income (expense)                                (1,512)(e)            (3,807)            2,170 (f)         (1,637)
Other income                                                                       50                                   50
                                                        -------           -----------        -----------       -----------
Income (loss) before extraordinary item and income
  taxes                                                  (2,486)                1,261             2,155              3,416
Income tax benefit (expense)                                513                (1,085)             (449)(g)         (1,534)
                                                        -------           -----------         ---------        -----------
Income (loss) before extraordinary item                  (1,973)                  176             1,706              1,882
Extraordinary item                                                              1,017            (1,017)(1)             --
                                                        -------           -----------         ---------        -----------
Net income (loss)                                       $(1,973)          $     1,193         $     689        $     1,882
                                                        =======           ===========         =========        ===========

Earnings per share - basic and diluted                                    $      0.10 (h)                      $      0.14 (h)
                                                                          ===========                          ===========
Eeighted average number of common shares
 outstanding - basic                                                       11,789,682 (i)                       13,400,000 (i)
                                                                          ===========                          ===========
Weighted average number of common shares
 outstanding - diluted                                                     12,089,893 (i)                       13,400,000 (i)
                                                                          ===========                          ===========

HORIZON MEDICAL PRODUCTS, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
     CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except Share Data)


     The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1997 reflects the consolidated results of operations of the Company after giving effect for (i) the IFM Acquisition, (ii) the CVS Acquisition, (iii) the Norfolk Acquisition, (iv) the Strato Acquisition and (v) the Offering as though they occurred January 1, 1997. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 1998 reflects the results of the Company's operations after giving pro forma effect for (i) the IFM Acquisition, (ii) the CVS Acquisition,
(iii) the Norfolk Acquisition and (iv) the Offering as though they occurred January 1, 1998.

     PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997 ARE AS FOLLOWS:

     a) Represents the historical operating results of the port business of Strato for the period January 1, 1997 through the acquisition date of July 15, 1997. The pump business of Strato, which was sold immediately after the acquisition, is excluded. The pump business had net sales, gross profit, selling, general and administrative expenses, and loss before income tax for the period of $2,355, $587, $7,478 and $6,891, respectively.

     b) Cost of goods sold has been reduced to eliminate Strato overhead cost allocations which have not been incurred on an ongoing basis ($300) partially offset by the increase in depreciation expense ($14) due to the allocation of a portion of the excess purchase price of the human business of Norfolk over the fair value of the net assets acquired to machinery and equipment depreciated over an estimated useful life of approximately 7 years.

     c) Reflects the increase in selling, general and administrative expenses due to the following: (i) amortization ($124) of the cost over fair value of net assets acquired of Strato over a period of 30 years, (ii) amortization ($475) of the fair value assigned to patents and non-compete agreements of $6,583 and $250, respectively, obtained in the Norfolk Acquisition over the useful lives of approximately 15 years and 7 years, respectively, (iii) amortization ($60) of the cost over fair value of net assets acquired of Norfolk of $1,797 over a period of 30 years, (iv) amortization ($88) of the cost over fair value of net assets acquired of CVS of $2,628 over a period of 30 years, and (v) amortization ($490) of the cost over fair value of net assets acquired of IFM of $14,700 over a period of 30 years.

     d) Selling, general and administrative expenses have been reduced to eliminate salaries and related benefits from sales personnel ($1,100) and administrative personnel ($406) not retained following the acquisition of Strato.


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     e)  The Chief Executive Officer and the President of the Company did not
         begin to receive compensation after completion of the Offering. This reflects the increase in expected compensation over amounts recorded in the historical financial statements associated with contributed services.

     f)  Reflects the increase in interest expense due to the following:
         i) interest expense of $1,994 resulting from the additional debt of $23,500 with variable interest at 9.8% on $21,500 during the period and 10.8% on $2,000 during the period to fund the Strato Acquisition as well as amortization of the related debt issue costs; and (ii) interest expense of $2,773 resulting from the additional debt of $9,300, $4,000, and $15,000 to fund the Norfolk Acquisition, the CVS Acquisition, and the IFM Acquisition, respectively calculated at the Company's current rate of interest at December 31, 1997 of 9.8%.

     g) Reflects the reduction of interest expense ($6,931) resulting from the application of the net proceeds of the Offering to repay debt of the Company.

     h) Reflects the removal of the non-recurring accretion of the value of the put warrant repurchase obligation associated with the Company's credit facility ($8,000). See Notes 6 and 8 of the Consolidated Financial Statements of the Company included in its Registration Statement on Form S-1 (Registration no. 333-46349).

     i) Reflects applicable income tax effects of adjustments.

     j) Earnings (loss) per common share is calculated by dividing pro forma and as adjusted net income (loss) by the weighted average number of common shares outstanding. Such pro forma and as adjusted net income
         (loss) reflects the impact of the adjustments above.

     k) Weighted average number of common shares outstanding is calculated based upon the relevant weighted average shares outstanding assuming anti-dilution features which exist and assuming an offering of 3,120,950 shares by the Company for As Adjusted.

     l) Represents the historical revenues, costs of sales, and allocated selling expenses that relate directly to the human product line of Norfolk for the year ended December 31, 1997.

     m) Reflects an estimate of the historical selling, general and administrative expenses related to the human product line of Norfolk ($802), in addition to the product line's identified costs and expenses.

     n) Represents the historical revenues, costs of sales, and allocated selling, general and administrative expenses that relate directly to the CVS acquired product line for the year ended December 31, 1997.

     o) Represents the historical revenues, costs of sales, and allocated selling, general and administrative expenses that relate directly to the IFM acquired product line for the year ended December 31, 1997.


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     PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 ARE AS
FOLLOWS:

a) Represents the historical operating results of the human product line of Norfolk for the five months, prior to acquisition, ended May 31, 1998.

b) Cost of goods sold has been increased to reflect the increase in depreciation expense ($6) due to the allocation of a portion of the excess purchase price of the human product line of Norfolk over the fair value of the net assets acquired to machinery and equipment depreciated over an estimated useful life of approximately 7 years.

c) Reflects the increase in selling, general and administrative expenses due to the following: (i) amortization ($356) of the fair value assigned to patents and non-compete agreements of $6,583 and $250, respectively, obtained in the Norfolk Acquisition over the useful lives of approximately 15 years and 7 years, respectively, (ii) amortization ($45) of the cost over fair value of net assets acquired of Norfolk of $1,797 over a period of 30 years, (iii) amortization ($66) of the cost over fair value of net assets acquired of CVS of $2,628 over a period of 30 years, and (iv) amortization ($368) of the cost over fair value of net assets acquired of IFM of $14,700 over a period of 30 years.

d) The Chief Executive Officer and the President of the Company will begin to receive compensation after completion of the Offering. This reflects the increase in expected compensation over amounts recorded in the historical financial statements associated with contributed services.

e) Additional debt of (i) $9,300 to fund the Norfolk Acquisition, (ii) $4,000 to fund the CVS Acquisition, and (iii) $15,000 to fund the IFM Acquisition resulted in an increase of interest expense of $1,512 calculated at the Company's current variable rate of approximately 8.5%.

f) Reflects the reduction of interest expense ($2,170) resulting from the application of the net proceeds of the Offering to repay debt of the Company.

g)    Reflects applicable income tax effects of adjustments.

h) Earnings (loss) per common share is calculated by dividing pro forma and as adjusted net income (loss) by the weighted average number of common shares outstanding. Such pro forma and as adjusted net income (loss) reflects the impact of the adjustments above.

i) Weighted average number of common shares outstanding is calculated based upon the relevant weighted average shares outstanding assuming anti-dilution features which exist and assuming an offering of 3,120,950 shares by the Company for As Adjusted.

j) Reflects an estimate of the historical selling, general and administrative expenses related to the human product line of Norfolk ($133), in addition to the product line's identified costs and expenses.

k) Represents the historical revenues, costs of sales, and allocated selling, general and administrative expenses that relate directly to the CVS acquired product line.


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

l) Reflects the removal of the extraordinary gain of $1,100 on the extinguishment of the past warrant repurchase obligation and the extraordinary loss of ($83) on early extinguishment of debt.

m) Represents the historical revenues, costs of sales and allocated selling, general and administrative expenses that relate directly to the IFM acquired product line.



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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       Horizon Medical Products, Inc.


Dated:  December 14, 1998              By:  /s/ Mark A. Jewett
                                            ------------------------------------
                                       Mark A. Jewett, Vice President of Finance


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